EXHIBIT 21.1
SUBSIDIARIES OF PROASSURANCE CORPORATION

PRA Professional Liability Group, Inc. (Delaware)
PACO Assurance Company, Inc. (Illinois)
ProAssurance Casualty Company (Michigan)
ProAssurance General Insurance Company, Ltd. (Bermuda)
ProAssurance National Capital Insurance Company (District of Columbia)
ProAssurance Indemnity Company, Inc. (Alabama)
ProAssurance Specialty Insurance Company, Inc. (Alabama)
ProAssurance Wisconsin Insurance Company (Wisconsin)
American Insurance Management Corporation (Indiana)
American Medical Insurance Exchange (Indiana)
ProAssurance Mid-Continent Underwriters, Inc. (Texas)
IAO, Inc. (Alabama)
PRA Services Corporation (Michigan)
PRA Group Holdings, Inc. (Delaware)
American Insurance Management Corp. (Indiana)
American Medical Insurance Exchange (Indiana)
Podiatry Insurance Company of America (Illinois)
PICA Management Resources, Inc. (Tennessee)
PICA Group Services, Inc. (Tennessee)
ProAssurance Group Services Corporation (Alabama)
American Physicians Service Group, Inc. (Texas)
American Physicians Management Consulting, Inc. (Texas)
APMC Financial Services, Inc. (Texas)
APS Insurance Services, Inc. (Delaware)
American Physicians Insurance Agency, Inc. (Texas)
APS Professional Liability Insurance Agency, Inc. (Texas)
American Physicians Insurance Company (Texas)
APS Investment Services, Inc. (Delaware)
APS Financial Corporation (Colorado)
APS Asset Management, Inc. (Delaware)
APS Capital Corporation (Delaware)